UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported): July 16, 2004


                        Commission File Number 001-31921


                      Compass Minerals International, Inc.
                      (formerly Salt Holdings Corporation)
             (Exact name of registrant as specified in its charter)

                  Delaware                              48-1135403
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification Number)


                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)

Item 9.  REGULATION FD DISCLOSURE


         In connection with the completion of the Company's secondary offering of 7,241,082 shares of common stock on July 14, 2004, an additional 1,086,162 shares of the Company's common stock were sold today as a result of the full exercise of the underwriters' over-allotment option. This brings the total number of shares sold in the secondary offering to 8,327,244.

         All of the shares sold through this offering, including the over-allotment option, were sold by certain stockholders of the Company, including Apollo Management, L.P. The Company did not receive any of the proceeds from the sale.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                COMPASS MINERALS INTERNATIONAL, INC.


Date:  July 16, 2004            /s/ Rodney Underdown
                                --------------------
                                Rodney Underdown
                                Chief Financial Officer